EXHIBIT 10.1

                           SHAREHOLDER AGREEMENT

           SHAREHOLDER AGREEMENT (this "Agreement"), dated as of October [__], 1998, by and between Zitel Corporation, a California corporation ("Parent") and [___________] ("Shareholder").

                                 WITNESSETH:


      WHEREAS, concurrently with the execution of this Agreement, Parent, Millennium Holding Corp. ("Holdco"), Millennium Acquisition I Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Millennium Acquisition"), Zenith Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco, and MatriDigm Corporation, a California corporation (the "Company") have entered into an Agreement and Plan of Reorganization and Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, among other things, to merge Millennium Acquisition with and into the Company upon the terms and subject to the conditions set forth therein (the "Millennium Merger"); and

      WHEREAS, as of the date hereof, Shareholder is the record and Beneficial Owner (as defined hereinafter) of (i) [_________] shares of the Common Stock, no par value, of the Company (the "Common Stock"), and (ii) [_________] shares of the Preferred Stock, no par value, of the Company (the "Preferred Stock"); and

      WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Shareholder to agree, and Shareholder has agreed, to enter into this Agreement; and

      WHEREAS, upon the terms and subject to the conditions set forth herein, Shareholder desires to (i) vote all such Shareholder's shares of Common Stock and Preferred Stock in favor of the Millennium Merger and the approval and adoption of the Merger Agreement and to execute a written consent in furtherance thereof, and (ii) as promptly as practicable hereafter, convert any shares of Preferred Stock held by such Shareholder into shares of Common Stock.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

           Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting power, including the power to vote, or to direct the voting of, such securities, and/or investment power, including the power to dispose, or to direct the disposition, of such securities. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person acts in a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of the same issuer.

                (b) "Existing Shares" means shares of Common Stock and Preferred Stock Beneficially Owned by Shareholder as of the date hereof.

                (c) "Securities" means the Existing Shares together with any shares of Common Stock, Preferred Stock or other securities of the Company acquired by Shareholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

           Section 2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Parent as follows:

                (a) Ownership of Shares. Except as set forth in Schedule 2(a), Shareholder is the sole record and Beneficial Owner of the number of shares of Common Stock and Preferred Stock set forth opposite such Shareholder's name on Schedule A hereto. Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement. Shareholder does not own any securities of the Company on the date hereof other than the shares of Common Stock and Preferred Stock set forth on Schedule A and the options to purchase share of Common Stock, if any, specified in Schedule 2(a).

                (b) Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (c) No Conflicts. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

                (d) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Shareholder or by a nominee or custodian for the benefit of Shareholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever (collectively, "Encumbrances"), except for any such Encumbrances arising hereunder.

                (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

                (f) Reliance by Parent. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

           Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Shareholder as follows:

                (a) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) No Conflicts. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent, the consummation by each of Parent of the transactions contemplated hereby or compliance by each of Parent with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of its properties or assets.

           Section 4. DISCLOSURE. Shareholder hereby agrees to permit Parent to publish and disclose in the Proxy Statement/Prospectus and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Millennium Merger and any transactions related thereto, Shareholder's identity and ownership of Common Stock and Preferred Stock, and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

           Section 5. CERTAIN PROHIBITED TRANSFERS. Prior to the termination of this Agreement, Shareholder agrees not to, directly or indirectly:

                (a) except pursuant to the terms of the Merger Agreement or for distributions to the partners or members, as applicable, of Shareholder, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein [including, without limitation, any sale, transfer or other disposition pursuant to the Founders Agreement (as defined in Section 8 hereof)];(1)

--------------------------
(1) Include in the Shareholder Agreement of each of the Founders only.

                (b) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

                (c) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

           Section 6. CONVERSION OF PREFERRED SHARES. As promptly as practicable on or following the date hereof, Shareholder shall deliver or cause to be delivered to the Company all shares of Preferred Stock Beneficially Owned by such Shareholder, together with written instructions directing the Company to cause such shares to be converted into shares of Common Stock in accordance with the applicable provisions of the Company's Articles of Incorporation and in full satisfaction of all rights pertaining to such shares of Preferred Stock, such conversion to be effective no later than the business day immediately preceding the Effective Time of the Millennium Merger.

           Section 7. VOTING OF SECURITIES. Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time, or (b) termination of this Agreement in accordance with its terms, in connection with the Consent Solicitation, Shareholder will vote or consent (or cause to be voted or consented) the Securities:

                               (A)  in favor of the adoption of the Merger
           Agreement and the approval of the Millennium Merger and the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

                               (B)  against any action or agreement that
           would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

                               (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Millennium Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company; (3) any amendment of the Company's Articles of Incorporation or By-laws; (4) any other change in the Company's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Millennium Merger and the transactions contemplated by this Agreement and the Merger Agreement. Shareholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this
           Section 7.

           Section 8. CONSENT SOLICITATION; FILING WITH SECRETARY. Promptly following receipt thereof, Shareholder shall promptly execute and file such Shareholder's written consent to the Millennium Merger with the Secretary of the Company in accordance with the terms of the Consent Solicitation.

           Section 9. AFFILIATES AGREEMENT. Promptly following the execution of this Agreement and no later than 10 days from the date hereof, Shareholder agrees to execute and deliver to Parent an Affiliates Agreement, substantially in the form attached as Exhibit E to the Merger Agreement.

           [Section [ ] WARRANT TO PURCHASE SERIES C COMPANY PREFERRED STOCK. Shareholder agrees to execute all documents and to take all actions necessary to convert the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996, held by Shareholder into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the [Millennium Merger] (2)

           [Section [ ] WARRANT TO PURCHASE COMPANY COMMON STOCK. Shareholder agrees to execute all documents and to take all actions necessary to convert the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among the Company, Parent, Shareholder, BRC Holdings, Inc. and JBJ Partners, Inc., held by Shareholder into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the Millennium Merger] (3)

-------------------------
(2)   Include in JBJ Shareholder Agreement only.

(3)   Include in BRC Shareholder Agreement and JBJ Partners
      Shareholder Agreement.

           Section 10.  PROXY.

                (a) Shareholder hereby irrevocably grants to, and appoints, Parent and Jack H. King and Henry C. Harris or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to grant a consent or approval in respect of the Securities in connection with the Consent Solicitation.

                (b) Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 10 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705 of the General Corporation Law of the State of California.

           Section 11.  STOP TRANSFER; LEGEND.

                (a) Shareholder agrees with, and covenants to, Parent that Shareholder will not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

                (b) In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Millennium Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Common Stock and Preferred Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

                (c) Shareholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required to be placed thereon:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER [__], 1998, BY AND AMONG ZITEL CORPORATION AND [____________]."

           Section 12. BEST REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

           Section 13. TERMINATION. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement pursuant to its terms,
 (b) the agreement of the parties hereto to terminate this Agreement, or (c) the consummation of the Millennium Merger.

           Section 14.  MISCELLANEOUS.

                (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement and the obligations set forth herein shall be binding upon each party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

                (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent, to:

                Zitel Corporation
                47211 Bayside Parkway
                Fremont, California 94538
                Attention:  Jack H. King
                Facsimile:  (510) 440-8526

           with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                525 University Avenue, Suite 220
                Palo Alto, California 94301
                Attention: Kenton J. King, Esq.
                Facsimile: 650-470-4570

      If to Shareholder, to:

                ________________________
                ________________________
                ________________________
                ________________________

           with a copy to:

                ________________________
                ________________________
                ________________________
                ________________________

                (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of law thereof.

                (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be duly executed as of the day and year first written above.


                                 ZITEL CORPORATION



                                 By: ____________________________
                                    Name:
                                    Title:



                                 By: ____________________________
                                     [Shareholder] (4)

-------------------------
(4) In the event this Agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.